UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2004

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12672	77-0404318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
(Address of Principal Executive Offices) (Zip Code)

(703) 329-6300
(Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events.

On or about March 26, 2004, AvalonBay Communities, Inc. (the “Company”) mailed a letter to holders of record of its outstanding shares of common stock notifying them that the Company has resumed its Dividend Reinvestment and Stock Purchase Plan.  A copy of that letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit No.	Description

99.1	Letter, dated March 26, 2004, from the Company to its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: March 29, 2004	By:	s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter, dated March 26, 2004, from the Company to its stockholders.